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                   [LETTERHEAD OF WEIL, GOTSHAL & MANGES LLP]

                               NOVEMBER 21, 1996

MILLENNIUM AMERICA INC.
MILLENNIUM CHEMICALS INC.
99 WOOD AVENUE SOUTH
ISELIN, NEW JERSEY 08830

         RE: MILLENNIUM AMERICA INC. AND MILLENNIUM
             CHEMICALS INC. REGISTRATION STATEMENT ON
             FORM S-1 (REGISTRATION NOS. 333-15975 AND 333-15975-01)

Ladies and Gentlemen:

     We have acted as counsel to Millennium America Inc., a Delaware corporation ('Millennium America'), and Millennium Chemicals Inc., a Delaware corporation ('Millennium'), in connection with the preparation and filing with the Securities and Exchange Commission (the 'Commission') of a Registration
Statement on Form S-1 (Registration Nos. 333-15975 and 333-15975-01) (as amended, the 'Registration Statement') under the Securities Act of 1933, as amended (the 'Securities Act'), and will act as counsel to Millennium America and Millennium in connection with any future Registration Statement on Form S-1 which may be filed with the Commission pursuant to Rule 462(b) under the Securities Act (a '462(b) Registration Statement'), with respect to (i) debt securities to be issued by Millennium America in an aggregate principal amount of $750,000,000 or such other amount as may be set forth in a pre-effective amendment to the Registration Statement and any additional securities which may be registered pursuant to Rule 462(b) under the Securities Act (the 'Securities') and (ii) guarantees to be endorsed on the Securities by Millennium (the 'Guarantees'). The Securities will be issued, and the Guarantees will be endorsed on the Securities, pursuant to the terms of an Indenture (the 'Indenture'), to be entered into among Millennium America, Millennium and The Bank of New York, as trustee (the 'Trustee'), filed as Exhibit 4.1 to the Registration Statement.


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MILLENNIUM AMERICA INC.
MILLENNIUM CHEMICALS INC.
NOVEMBER 21, 1996
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     In so acting, we have examined originals or copies, certified or  otherwise identified to our satisfaction, of the Registration Statement, the Indenture, the forms of Note and Debenture included in the Indenture, and such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of Millennium America and Millennium, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

     In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of Millennium America and Millennium.

     Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that:

          1. The Securities are duly authorized and, when duly executed and delivered by Millennium America, authenticated by the Trustee in accordance with the terms of the Indenture, and sold and delivered by Millennium America as contemplated by the Registration Statement and any 462(b) Registration Statement, and paid for by the purchasers thereof, will constitute the legal, valid and binding obligations of Millennium America, enforceable against it in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

          2. The Guarantees are duly authorized and, when endorsed on the Securities by Millennium and sold and delivered by Millennium as contemplated by the Registration Statement and any 462(b) Registration Statement, will constitute the legal, valid and binding obligations of Millennium, enforceable against it in

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MILLENNIUM AMERICA INC.
MILLENNIUM CHEMICALS INC.
NOVEMBER 21, 1996
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accordance with  their  terms,  subject to  applicable  bankruptcy,  insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

     The opinions expressed herein are limited to the laws of the State of New York, the corporate laws of the State of Delaware and the federal laws of the United States, and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.

     The opinions expressed herein are rendered solely for your benefit in connection wit the transactions described herein. Those opinions may not be used or relied upon by any other person, nor may this letter or any copies thereof be furnished to a third party, quoted, cited or otherwise referred to without our prior written consent, except that we hereby consent to the use of this opinion as an exhibit to (i) the Registration Statement, (ii) any 462(b) Registration Statement which may be filed by Millennium America and Millennium, and (iii) applications to the securities commissioners of various states of the United States for registration or qualification of the Securities and the Guarantees under the securities laws of such states. We further consent to the reference to our firm under the caption 'Legal Matters' in the Prospectus which is a part of the Registration Statement or any 462(b) Registration Statement.

                                          Very truly yours,

                                          /s/ Weil, Gotshal & Manges LLP

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